EXHIBIT 10.5

AMENDMENT NUMBER FIVE
TO THE
EG&G TECHNICAL SERVICES, INC. EMPLOYEES RETIREMENT PLAN
(2007 Restatement)

The EG&G Technical Services, Inc. Employees Retirement Plan, as restated effective January 1, 2007, is hereby amended effective as of the dates set forth below.

1.	Section 1.2 of the Plan is hereby amended effective as of January 1, 2009 to read in its entirety as follows:

1.2
“Annuity Starting Date” means the first day of the month for which Retirement Income benefits are paid as an annuity or in any other form.  For the purposes of Section 1.20, the definition of Annuity Starting Date shall be the definition set forth in Code section 417(f)(2).

2.	Section 1.20 of the Plan is hereby amended effective as of January 1, 2008 to read in its entirety as follows:

1.20	“Equivalent Actuarial Value” means:

(a)
Equivalent value computed on the basis of interest at 7% per annum and the 1971 Group Annuity Mortality Table with no loading and projected by Scale E, with a one-year age setback for the Participant and a five-year age setback for any Beneficiary.

(b)	Except as provided in Section 4.6, Actuarial equivalence for purposes of Section 4.6 shall be computed on the basis of interest at 5% per annum and the 1983 Group Annuity Mortality Table (Unisex).

(c)	Actuarial equivalence for purposes of Section 5.1(c) and Option 4 and Option 5 of Section 5.2 shall be computed on the basis of:

(i)	Interest Rate:

(A)
For Plan Years beginning prior to January 1, 2008, the annual rate of interest on 30-year Treasury securities for the second calendar month preceding the first day of the Plan Year that contains the Annuity Starting Date; and

(B)	For Plan Years beginning after December 31, 2007, the “applicable interest rate” described in section 417(e)(3) of the Code.

(ii)	Mortality Table:

(A)
For distributions with Annuity Starting Dates prior to December 31, 2002 the mortality table prescribed by the Secretary of the Treasury that is based on the prevailing commissioners’ standard table, described in Section 807(d)(5)(A) of the Code, that is used to determine reserves for group annuity contracts issued on the date as of which present value is being determined, without regard to any other subparagraph of Section 807(d)(5), as published in

Revenue Ruling 95-6 or any governmental ruling or publication superseding that Ruling.

(B)	For distributions with Annuity Starting Dates on or after December 31, 2002, but before January 1, 2008, on the basis of the Mortality Table set forth in Rev. Rul. 2001-62.

(C)	For distributions with Annuity Starting Dates on or after January 1, 2008, on the basis of the “applicable mortality table” described in section 417(e)(3) of the Code.

3.	Section 4.6(d) of the Plan is hereby amended effective as of January 1, 2008, to read in its entirety as follows:

(d)
For purposes of determining whether the limitation contained in the first sentence of paragraph (a) has been satisfied for any benefit that may commence in a form other than a straight life annuity, the Defined Benefit Dollar Limitation shall be adjusted (in accordance with the regulations prescribed by the Secretary) so that it is of Equivalent Actuarial Value to the limitation for a benefit payable as a straight life annuity as follows:

(i)	Benefit Forms Not Subject to Code Section 417(e)(3).

(A)
For Limitation Years beginning before July 1, 2007, the Defined Benefit Dollar Limitation shall be adjusted using whichever of the following produces the greater applicable limitation:  (I) the interest rate and mortality table specified in Section 1.20(b) or (ii) the interest rate and mortality table specified in Section 1.20(c)(ii) (with respect to a benefit payable in a form other than a straight life annuity) after adjustment, if necessary, for a benefit commencing prior to age 62 or after age 65).

(B)
For Limitation Years beginning on or after July 1, 2007, the adjusted Defined Benefit Dollar Limitation is the greater of:  (I) the annual amount of the straight life annuity (if any) payable to the Participant under the Plan commencing at the same annuity starting date as the form of benefit payable to the Participant or (II) the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the form of benefit payable to the Participant, computed using a 5 percent interest assumption and the mortality table described in Section 1.20(c)(ii) for that Annuity Starting Date.

(ii)	Benefit Forms Subject to Code Section 417(e)(3). The Defined Benefit Dollar limitation shall be adjusted using the following assumptions:

(A)	For distributions with Annuity Starting Dates prior to January 1, 2004, the mortality table described in Section 1.20(b) and interest at 5% per annum.

(B)	For distributions with Annuity Starting Dates on or after January 1, 2004, but before January 1, 2006, whichever of the following produces the greater limitation: (I) the mortality table and interest rate described in Section 1.20(b), above, or (II) the mortality table described in Section 1.20(c)(ii), above, and interest at the rate of 5.5% per annum.  If the Annuity Starting Date is on or after the first day of the Plan Year beginning in 2004 and before December 31, 2004, and the Plan applies the transition rule in section 101(d)(3) of Pension Funding Equity Act of 2004 in lieu of the rule set forth in the first sentence of this Subsection (B), the annual amount of the straight life annuity commencing at the same Annuity Starting Date that has the same actuarial present value as the Participant's form of benefit, determined in accordance with Notice 2004-78.

(C)	For distributions with Annuity Starting Dates on or after January 1, 2006, whichever of the following produces the lower limitation:

(I)	the mortality table described in Section 1.20(c)(ii) and interest at the rate of 5.5% per annum;

(II)
the mortality table described in Section 1.20(c)(ii) and interest at the rate that provides a benefit of not more than 105% of the benefit that would be provided if the applicable interest rate (as described in section 417(e)(3)) were the interest rate assumption; or

(III)	the mortality table and interest rate set forth in Section 1.20(b), above.

4.	A new Section 4.9 is hereby added to the Plan, effective January 1, 2008, to read as follows:

4.9	Funding-Based Limits.

To the extent required by Code section 436, the following funding-based limits on benefits and benefit accruals are effective January 1, 2008:

(a)
Funding-Based Limitation on Unpredictable Contingent Event Benefits.  An Unpredictable Contingent Event Benefit payable with respect to an event occurring in a Plan Year may not be provided if the Adjusted Funding Target Attainment Percentage for such Plan Year is less than 60% or would be less than 60% taking into account such occurrence.  The limitation of this Subsection 4.9(a) shall not apply if a contribution is made in accordance with Code section 436(b)(2).

(b)
Limitation on Plan Amendments Increasing Liability for Benefits.  An amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual or changing the rate at which benefits become nonforfeitable may not take effect for a Plan Year if the Adjusted Funding Target Attainment Percentage for such Plan Year is less than 80% or would be less than 80% taking into account such amendment.  The limitation of this Subsection 4.9(b) shall not apply if a contribution is made in accordance with Code section 436(c)(2) or, to the extent provided in Code section 436(c)(3), the increase is not based on a Participant’s compensation.

(c)	Limitation on Accelerated Benefit Distributions.

(i)	If the Adjusted Funding Target Attainment Percentage for a Plan Year is less than 60%, the Plan may not pay any Prohibited Payment after the valuation date for such Plan Year.

(ii)
During any period in which the Company is a debtor under Title 11, United Stated Code, or similar Federal or State law, the Plan may not pay any Prohibited Payment.  This Subsection 4.9(c)(ii) shall not apply on or after the Adjusted Funding Target Attainment Percentage is certified to be not less than 100%.

(iii)
If the Adjusted Funding Target Attainment Percentage for a Plan Year is 60% or greater but less than 80%, the Plan may not pay any Prohibited Payment after the valuation date for such Plan Year in an amount that exceeds the lesser of (A) 50% of the amount of the payment which could be made without regard to this Subsection 4.9(c)(iii) or (B) the present value (determined under guidance prescribed by the PBGC using the Code section 417(e) interest and mortality rates) of the maximum guarantee with respect to the Participant under ERISA section 4022.  Notwithstanding the preceding sentence, only one (1) Prohibited Payment under this Subsection 4.9(c)(iii) may be made with respect to any Participant during any period of consecutive Plan Years in which the limitations of Subsection 4.9(c)(i) or 4.9(c)(ii) apply.  For these purposes, a Participant and Beneficiary, including an Alternate Payee, shall be treated as one (1) Participant.

(iv)	This Subsection 4.9(c) shall not apply to involuntary cash-outs under Code section 411(a)(11) to the extent such distribution is provided for in the Plan.

(d)
Limitation on Benefit Accruals On Account of Severe Funding Shortfall.  Benefit accruals under the Plan shall cease as of the valuation date for a Plan Year if the Adjusted Funding Target Attainment Percentage for such Plan Year is less than 60%.  The limitation of this Subsection 4.9(d) shall not apply with respect to any Plan Year, effective as of the first of the Plan Year, if a contribution is made in accordance with Code section 436(e)(2).  For the 2009 Plan Year, the Adjusted Funding Target Attainment Percentage for the 2008 Plan Year may be used in determining whether the restriction of this Subsection 4.9(d) applies.

(e)
Treatment of Plan as of Close of Restriction Period.  Payments and accruals will resume effective as of the close of the period for which any limitation of payment or benefit accrual described in this Section 4.9 applies.

(f)	Definitions. The following definitions apply for purposes of this Section 4.9.

(i)	Adjusted Funding Target Attainment Percentage. The term “Adjusted Funding Target Attainment Percentage” has the meaning given by Code section 436(j)(2).

(ii)
Unpredictable Contingent Event Benefits.  The term “Unpredictable Contingent Event Benefit” means a benefit payable solely by reason of (A) a plant shutdown (or similar event as determined by the Secretary) or (B) an event other than the attainment of any age, performance of any service, receipt or derivation of any compensation, or occurrence of death or disability.

(iii)
Prohibited Payment.  The term “Prohibited Payment” means (A) any payment, in excess of the monthly amount paid under a single life annuity (plus any Social Security supplements described in Code section 411(a)(9)), to a Participant or Beneficiary whose Benefit Starting Date occurs during any period a limitation under Subsection 4.9(c)(i) is in effect, (B) any payment for the purchase of an irrevocable commitment from an insurer to pay benefits.

5.	Option 2 of Section 5.2 of the Plan is hereby amended effective as of January 1, 2008, to read in its entirety as follows:

Option 2.
A modified Retirement Income payable during the Participant’s life and after his death payable at the rate of 50, 75 or 100 percent of his modified Retirement Income, as the Participant elects, during the life of and to the Beneficiary named by him when he elected the option.

6.	Section 5.3(a) of the Plan is hereby amended effective as of January 1, 2007, to read in its entirety as follows:

(a)
The Plan Administrator, no less than 30 days and no more than 90 days prior to the Participant’s Annuity Starting Date, shall furnish each Participant a written explanation in nontechnical language of (i) the terms and conditions of the Qualified Joint and Survivor Annuity provided by Section 5.1(b), (ii) the financial effect upon the Participant’s Retirement Income if he instead elects payment under one of the optional forms described in Section 5.2, (iii) in the case of a married Participant the rights of the Participant’s Spouse to consent or not to consent to the Participant’s election of an optional form of payment and (iv) the right of the Participant to make, and to revoke, an election under Section 5.2.  An election under Section 5.2 may be made at any time after that information is furnished to the Participant and before the Participant’s Annuity Starting Date; provided that the period during which the election may be made shall be the 90-day period ending on the Participant’s Annuity Starting Date.  An election of an option under Section 5.2 may be revoked on a form supplied by the Plan Administrator, and a new election may be made at any time and any number of times during the applicable election period.

7.	Section 5.5(c) of the Plan is hereby amended effective for distributions made after December 31, 2008 to read in its entirety as follows:

(c)	Eligible Retirement Plan

An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in Section 403(b) of the Code, a qualified trust described in Section 401(a) of the Code, or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from the Plan, that accepts the Distributee’s Eligible Rollover Distribution.  With respect to a Distributee who is a non-spouse Beneficiary, only an individual retirement plan as provided for under section 402(c)(11) of the Code will qualify as an Eligible Retirement Plan.  Notwithstanding any other provision of the Plan to the contrary, and subject to the provisions of Section 408A(e) of the Code, distributions from this Plan may paid directly to a Roth IRA specified by a Distributee.

8.	A new Section 5.6 is hereby added to the Plan, effective January 1, 2009, to read as follows:

5.6	Retroactive Annuity Starting Date.

(a) Retroactive Annuity Starting Date.  In the event a general notice of distribution regarding a Participant’s optional forms of payment is required and provided after the Participant’s annuity starting date as defined in Q&A-l0(b) of Section 1.401(a)-20 of the Treasury Regulations solely due to an administrative delay in providing such notice, the Participant’s Annuity Starting Date shall be deemed a “retroactive annuity starting date.”  In such event, the following shall apply:

(i)           The date the first payment is actually made to the Participant (the ‘current annuity starting date’) shall occur no later than 90 days after the date the general notice of distribution is provided to the Participant (unless any delay beyond the 90 days is attributable to administrative delay in the payment of benefits).

(ii)           The general notice of distribution shall include the Participant’s right to elect either a retroactive annuity starting date or a current annuity starting date.

(iii)           The information included in the general notice of distribution shall include information based on both the Participant’s retroactive annuity starting date and current annuity starting date.

(iv)           The Participant shall have the opportunity to elect in writing either:

(A)           A benefit determined based on the retroactive annuity starting date, or

(B)           A benefit determined based on the current annuity starting date.

(v)            In the event that:

(A)           A Participant elects to receive his benefit determined as of a retroactive annuity starting date, and

(B)           Under the form of payment elected by such Participant the benefit payable to the Participant’s Spouse upon the Participant’s death would be less than the benefit payable to such Spouse if the Participant had elected to receive a Qualified Joint and Survivor Annuity with his Spouse as Beneficiary determined and payable as of the current annuity starting date, then the Participant’s Spouse must consent in writing to the Participant’s election of such retroactive annuity starting date.

(vi)           Except in the case where payment of the Participant’s benefit (other than a form of payment that is subject to Section 417(e) of the Code) commences no more than 12 months after the retroactive annuity starting date, the Participant’s benefit determined based on the retroactive annuity starting date (including any interest adjustments) shall satisfy the requirements of Section 415 of the Code if the current annuity starting date were to be substituted for the retroactive annuity starting date for all purposes of determining the limits under Section 415 of the Code, including for purposes of determining the applicable interest rate and the applicable mortality table used to adjust such limits.

(vii)           If the Participant’s benefit is payable in a form of payment which would have been subject to Section 417(e) of the Code if payment had commenced as of the retroactive annuity starting date, then the amount of payment as of the current annuity starting date shall be no less than the amount of payment produced by applying the applicable interest rate and the applicable mortality table (as defined in Section 1.20 of the Plan), determined as of such date to the annuity form that was used to determine the amount of payment as of the Participant’s retroactive annuity starting date.

(viii)           In the event that a Participant elects (with Spousal consent, if applicable) to receive his benefit determined as of a retroactive annuity starting date, the Participant shall receive a make-up payment to reflect any missed payment or payments for the period from the retroactive annuity starting date to the date of the actual make-up payment, with an appropriate adjustment for interest from the date the missed payment or payments would have been made (including, if applicable, a payment of the single-sum value of the Participant’s retirement income) to the date of the actual make-up payment.  If the Participant’s benefit is paid in a form other than a single-sum payment, the benefit payments, other than any required make-up payment, shall be in an amount that is equal to the amount which would have been paid to the Participant had payments actually commenced on his retroactive annuity starting date.

(ix)           For purposes of the foregoing, references to a Participant’s Spouse shall include an alternate payee who, under the terms of a qualified domestic relations order, is required to be treated as a surviving Spouse in the event of the Participant’s death.

(x)           Notwithstanding the foregoing, a benefit shall not be determined based on a retroactive annuity starting date to the extent not permitted under applicable law (including regulations and other administrative guidance under the Code).

9.	Section 11.1 is hereby amended, effective January 1, 2008, by adding the following paragraph to the end thereof:

No amendment which has the effect of increasing Plan liabilities by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable may take effect during any Plan Year if the Plan’s AFTAP (as defined in Section 4.9(d)(i)) for such Plan Year is less than 80% (or would be less than 80% taking into account such amendment); provided that this Section shall cease to apply to any Plan Year, effective as of the first day of such Plan Year, upon payment by the Employer of a contribution (in addition to any minimum required contribution under Code Section 430) equal to the amount of the increase in the Plan’s funding target under Code Section 430 for the Plan Year attributable to the amendment (or sufficient to result in an AFTAP of 80%).  This paragraph of Section 11.1 shall not apply to any amendment which provides for an increase in benefits under a formula which is not based on a Participant’s compensation, but only if the rate of such increase is not in excess of the contemporaneous rate of increase in average wages of Participants covered by the amendment.

EG&G Technical Services, Inc.

Dated:	12/18/09	By:	/s/ H. Thomas Hicks

		Title:	VP & CFO